Schedule B

The following table lists all transactions completed by the Reporting Persons in the Common Shares since October 10, 2025, which were all completed through open market purchases.

Tether Investments, S.A. de C.V.:

Date	Shares Bought	Price
October 10, 2025	105,054	6.6962
October 13, 2025	105,735	7.2456
October 14, 2025	116,340	7.1344
October 15, 2025	82,912	7.4237
October 16, 2025	42,512	7.5719
October 17, 2025	55,315	6.9186
October 20, 2025	66,051	7.1997
October 21, 2025	355,136	6.9642
October 22, 2025	91,367	6.8620
October 23, 2025	96,684	7.0751
October 24, 2025	69,518	7.0172
November 11, 2025	47,117	6.8339
November 12, 2025	60,325	7.1974
November 13, 2025	49,098	7.0405
November 14, 2025	63,853	6.7138
November 17, 2025	35,608	6.8843
November 18, 2025	41,448	6.7783
November 19, 2025	56,700	6.8205
November 20, 2025	49,935	6.7169
November 21, 2025	36,900	6.5587
November 24, 2025	26,786	6.8373
November 25, 2025	27,967	7.0074
November 26, 2025	40,737	7.2100
November 28, 2025	39,474	7.4072
December 1, 2025	49,512	7.4549
December 2, 2025	36,345	7.3543
December 3, 2025	28,946	7.4731
December 4, 2025	41,631	7.5298
December 5, 2025	50,402	7.4373
December 8, 2025	51,399	7.3348
December 9, 2025	48,449	7.6740